                                                                      EXHIBIT 99

                                                                       P R E S S
[ANALYTICAL SURVEYS INCORPORATED LOGO]                             R E L E A S E

--------------------------------------------------------------------------------
CONTACTS:        Analytical Surveys, Inc.   Pfeiffer High Public Relations, Inc.
                 J. Norman Rokosh           Geoff High
                 Chief Executive Officer    303/393-7044
                 nrokosh@anlt.com           geoff@pfeifferhigh.com


                ANALYTICAL SURVEYS REPORTS FIRST QUARTER RESULTS

SAN ANTONIO, Texas - February 18, 2003 - Analytical Surveys, Inc. (Nasdaq SmallCap Market-ANLT), a provider of customized data conversion and digital mapping services for the geographic information systems (GIS) and related spatial data markets, today announced financial results for its first fiscal quarter ended December 31, 2002.

First quarter revenues were $4.3 million versus $5.6 million in the same period a year ago. The Company reported a first quarter net loss available to common shareholders of $817,000, or 99 cents per diluted share, versus net earnings of $4.0 million, or $5.80 per diluted share, in the first quarter last year. Last year's first quarter results included a gain from the extinguishment of debt totaling $9.6 million and a write-off of goodwill of $3.6 million. The current quarter loss includes a $220,000 non-cash charge for the accretion of discount and dividends on Preferred Stock and a severance charge of $253,000. The Company's loss from operations for the quarter ended December 31, 2002, was $587,000 compared with a loss from operations of $1,829,000 in the quarter ended December 31, 2001.

Management attributed the decline in first quarter revenues to decreased demand in the GIS market and weakness in the overall technology sector. The Company ended the quarter with an order backlog of $17.4 million versus a backlog of $20 million at the end of the comparable quarter last year.

Norman Rokosh, president and CEO, said, "While the current economic environment remains challenging, we continue to implement positive changes within the business. Our balance sheet remains strong and included a net cash position at December 31, 2002, of $2.8 million and a current ratio of 3:1. Our backlog continues to reflect the overall market conditions and the impact of the sale of our Colorado Springs facility. In an effort to mitigate the slowdown in technology spending, we have continued to streamline the organization. For instance, the recent relocation of our corporate headquarters to San Antonio has enabled us to significantly reduce corporate overhead expenses.

                                                             Continued on Page 2

"Our focus in 2003 is to first maintain our reputation for quality and timely delivery to our customers," Rokosh said. "Secondly, we have focused management's efforts toward achieving sustained profitability. We believe our first quarter results demonstrate the significant strides we have made toward achieving this goal."

Analytical Surveys Inc. (ASI) provides technology-enabled solutions and expert services for geospatial data management, including data capture and conversion, planning, implementation, distribution strategies and maintenance services. Through its affiliates, ASI has played a leading role in the geospatial industry for more than 40 years. The Company is dedicated to providing utilities and governmental agencies with responsive, proactive solutions that maximize the value of information and technology assets. As of January 1, 2003, ASI is headquartered in San Antonio, Texas and maintains facilities in Indianapolis, Indiana and Waukesha, Wisconsin. For more information, visit www.anlt.com.

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company's strategy, future sales, future expenses and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company's actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business--"risk factors" and elsewhere in the Company's Annual Report on Form 10-K.



                                                             Continued on Page 3

                    ANALYTICAL SURVEYS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
             December 31, 2003 and September 30, 2002 (In thousands)

                                                                            DECEMBER 31,     SEPTEMBER 30,
                                                                                2002             2002
                                                                            ------------     -------------
                                                                            (UNAUDITED)
ASSETS
Current assets:
     Cash                                                                     $  2,846            3,114
     Accounts receivable, net of allowance for doubtful
         Accounts of $100 and $ 479                                              3,120            2,444
     Revenue in excess of billings                                               7,184            8,915
     Prepaid expenses and other                                                    260              184
                                                                              --------         --------

         Total current assets                                                   13,410           14,657
                                                                              --------         --------

Equipment and leasehold improvements, at cost:
     Equipment                                                                   6,405            6,296
     Furniture and fixtures                                                        484              484
     Leasehold improvements                                                        267              267
                                                                              --------         --------
                                                                                 7,156            7,047
     Less accumulated depreciation and amortization                             (6,347)          (6,201)
                                                                              --------         --------
         Net equipment and leasehold improvements                                  809              846
                                                                              --------         --------

         Total assets                                                         $ 14,219           15,503
                                                                              ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current portion of long-term debt                                        $    245              270
     Billings in excess of revenue                                                 961              887
     Accounts payable and other accrued liabilities                              1,698            2,214
     Accrued payroll and related benefits                                        1,377            1,576
                                                                              --------         --------

         Total current liabilities                                               4,281            4,947

Long-term debt, less current portion                                             1,959            1,960
                                                                              --------         --------

         Total liabilities                                                       6,240            6,907
                                                                              --------         --------

Redeemable preferred stock; no par value. Authorized 2,500 shares; and
     1,600 shares issued and outstanding
     at December 31 and September 30 (liquidation value
     $1,920 and $1,600 respectively)                                             1,000              800
                                                                              --------         --------


Stockholders' equity:
     Common stock; no par value.  Authorized 10,000
         shares;  824 shares issued and outstanding
         at December 31 and September 30                                        33,039           33,039
     Accumulated deficit                                                       (26,060)         (25,243)
                                                                              --------         --------
         Total stockholders' equity                                              6,979            7,796
                                                                              --------         --------

         Total liabilities and stockholders' equity                           $ 14,219           15,503
                                                                              ========         ========

                                                             Continued on Page 4

                    ANALYTICAL SURVEYS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                                            THREE MONTHS ENDED
                                                                                DECEMBER 31,
                                                                          -----------------------
                                                                           2003            2002
                                                                          -------         -------
Revenues                                                                  $ 4,285           5,635

Costs and expenses:
     Salaries, wages and related benefits                                   2,596           4,106
     Subcontractor costs                                                      621           1,080
     Other general and administrative                                       1,257           1,985
     Depreciation                                                             145             293
     Severance and related costs                                              253              --
                                                                          -------         -------
                                                                            4,872           7,464
                                                                          -------         -------
                  Loss from operations                                       (587)         (1,829)
                                                                          -------         -------

Other income (expense)
     Interest expense, net                                                    (50)           (174)
     Other                                                                     40              24
     Gain on extinguishment of debt                                            --           9,583
                                                                          -------         -------
                                                                              (10)          9,433
                                                                          -------         -------

                  Income (loss) before income taxes                          (597)          7,604

Income taxes                                                                   --              --
                                                                          -------         -------


Earnings (loss) before cumulative effect of a change in accounting
  principle                                                                  (597)          7,604
Cumulative effect of a change in accounting principle                          --          (3,557)
                                                                          -------         -------

     Net earnings (loss)                                                     (597)          4,047

Accretion of discount and dividends on preferred shares                      (220)             --
                                                                          -------         -------

     Net earnings (loss) available to common shareholders                 $  (817)          4,047
                                                                          =======         =======

Basic and diluted earnings (loss) per common share:
Income (loss) before cumulative effect
  of a change in accounting principle                                     $  (.99)          10.90
Cumulative effect of a change in accounting principle                     $    --           (5.10)
                                                                          -------         -------
Net earnings (loss)                                                       $  (.99)           5.80
                                                                          =======         =======

Weighted average outstanding common shares:
     Basic                                                                    824             698
     Diluted                                                                  824             698

                                       ###